Exhibit 99.4

Dear Valued Depositor: I am pleased to tell you about an investment opportunity and, just as importantly, to request your vote. Pursuant to its plan of conversion and reorganization (the “plan of conversion”), Rhinebeck Bancorp, Inc., (“Rhinebeck Bancorp”), a Maryland stock corporation and the holding company for Rhinebeck Bank, is offering shares of common stock for sale in connection with the conversion of Rhinebeck Bancorp, MHC from the mutual holding company corporate structure to the stock holding company corporate structure. Enclosed you will fi nd a Proxy Statement, a Prospectus and a Questions and Answers Brochure describing the proxy vote, the conversion and offering. THE PROXY VOTE: Your vote is extremely important for us to complete the conversion and offering. In addition to receiving all required regulatory approvals to undertake the conversion and offering, we must receive the approval of our eligible depositors. NOT VOTING YOUR ENCLOSED PROXY CARD WILL HAVE THE SAME EFFECT AS VOTING “AGAINST” THE PLAN OF CONVERSION. Note that you may receive more than one Proxy Card, depending on the ownership structure of your eligible accounts at Rhinebeck Bank. Please open all packages that you receive and vote all the Proxy Cards that were sent to you — none are duplicates! To cast your vote, please sign and date each Proxy Card and return the card(s) in the Proxy Reply Envelope provided. Alternatively, you may vote by Internet or telephone or by following the instructions on the Proxy Card. The board of trustees of Rhinebeck Bancorp, MHC and the boards of directors of Rhinebeck Bancorp, Inc. and Rhinebeck Bank recommend that you vote “FOR” the approval of the plan of conversion. Please note: • The proceeds resulting from the sale of stock will support our business strategy. • There will be no change to account numbers, interest rates or other terms of your accounts at Rhinebeck Bank. Deposit accounts will not be converted to stock. Your deposit accounts will continue to be insured by the Federal Deposit Insurance Corporation, up to the maximum legal limits, without interruption. • You will continue to enjoy the same services with the same board of directors, management and staff. • Voting does not obligate you to purchase shares of common stock in the offering. THE OFFERING: As an eligible depositor of Rhinebeck Bank, you have non-transferable rights, but no obligation, to subscribe for shares of common stock in the Subscription Offering before any shares are offered for sale to the general public. The common stock is being offered at $10.00 per share, and there will be no sales commission charged to purchasers in the offering. The enclosed Prospectus describes the conversion and offering in more detail. Read the Prospectus carefully before making an investment decision. If you are interested in purchasing shares of common stock, please complete the enclosed Stock Order Form and return it, with full payment, by paying for overnight delivery to the address listed on the Stock Order Form, by mail using the Stock Order Reply Envelope provided, or by hand-delivery to Rhinebeck Bank’s branch offi ce located at 3432 North Road, Poughkeepsie, New York. Original Stock Order Forms and full payment must be received (not postmarked) before 2:00 p.m., Eastern time, on [_____], 2026. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time. I invite you to consider this opportunity to share in our future as a Rhinebeck Bancorp stockholder. Thank you for your continued support as a Rhinebeck Bank depositor. Sincerely, Matthew J. Smith President and Chief Executive Offi cer RBKB-M Questions? Call our Stock Information Center at ( ) ___-____, between 10:00 a.m. and 4:00 p.m., Eastern time, Monday through Friday, except on bank holidays. This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus and when accompanied by a stock order form. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency. Toppan Merrill - Rhinebeck Bancorp S-1 Marketing Materials ED | 105251 | 23-Apr-26 17:47 | 26-5698-1.ca | Sequence: 1 CHKSUM Content: 20940 Layout: 10628 Graphics: 70824 CLEAN JOB: 26-5698-1 CYCLE#;BL#: 13; 0 TRIM: 8.5" x 11.00" AS: New York: 212-620-5600 COLORS: ~note color, Black, PANTONE 300 C GRAPHICS: Matthew_Smith_sig.eps, Rhinebeck_Bank_Pms300_logo.eps

Dear Friend: I am pleased to tell you about an investment opportunity. Pursuant to its plan of conversion and reorganization (the “plan of conversion”), Rhinebeck Bancorp, Inc. (“Rhinebeck Bancorp”), a Maryland corporation and the holding company for Rhinebeck Bank, is offering shares of common stock for sale at a price of $10.00 per share. No sales commission will be charged for purchasing shares in the offering. Our records indicate that you were a depositor of Rhinebeck Bank at the close of business on either December 31, 2024 or [_____], 2026, whose account(s) was/were closed thereafter. As such, you have non-transferable rights, but no obligation, to subscribe for shares of common stock during the Subscription Offering before any shares are offered for sale to the general public. The enclosed Prospectus describes the conversion and offering in more detail. Read the Prospectus carefully before making an investment decision. If you are interested in purchasing shares of common stock, please complete the enclosed Stock Order Form and return it, with full payment, by paying for overnight delivery to the address listed on the Stock Order Form, by mail using the Stock Order Reply Envelope provided, or by hand-delivery to Rhinebeck Bank’s branch offi ce located at 3432 North Road, Poughkeepsie, New York. Original Stock Order Forms and full payment must be received (not postmarked) before 2:00 p.m., Eastern time, on [_____], 2026. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time. If you have questions about our organization or purchasing shares, please refer to the enclosed Prospectus and Questions and Answers Brochure, or call our Stock Information Center at the number shown below. I invite you to consider this opportunity to share in our future as a Rhinebeck Bancorp stockholder. Sincerely, Matthew J. Smith President and Chief Executive Offi cer RBKB-F This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus and when accompanied by a stock order form. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency. Questions? Call our Stock Information Center at ( ) ___-____, between 10:00 a.m. and 4:00 p.m., Eastern time, Monday through Friday, except on bank holidays. Toppan Merrill - Rhinebeck Bancorp S-1 Marketing Materials ED | 105251 | 23-Apr-26 17:47 | 26-5698-1.cc | Sequence: 1 CHKSUM Content: 17406 Layout: 31255 Graphics: 56223 CLEAN JOB: 26-5698-1 CYCLE#;BL#: 13; 0 TRIM: 8.5" x 11.00" AS: New York: 212-620-5600 COLORS: ~note color, Black, PANTONE 300 C GRAPHICS: Matthew_Smith_sig.eps, Rhine_Banco_Inc_Pms300_logo.eps

Dear Potential Investor: I am pleased to tell you about an investment opportunity. Rhinebeck Bancorp, Inc. (“Rhinebeck Bancorp”), a Maryland corporation and the holding company for Rhinebeck Bank, is offering shares of its common stock for sale at a price of $10.00 per share. No sales commission will be charged for purchasing shares in the offering. The offering is being conducted pursuant to the plan of conversion and reorganization (the “plan of conversion”) that provides for the conversion of Rhinebeck Bancorp, MHC from the mutual holding company corporate structure to the stock holding company corporate structure. Read the enclosed Prospectus carefully before making an investment decision. If you are interested in purchasing shares of common stock, please complete the enclosed Stock Order Form and return it, with full payment, by paying for overnight delivery to the address listed on the Stock Order Form, by mail using the Stock Order Reply Envelope provided, or by hand-delivery to Rhinebeck Bank’s branch offi ce located at 3432 North Road, Poughkeepsie, New York. Original Stock Order Forms and full payment must be received (not postmarked) before 2:00 p.m., Eastern time, on [_____], 2026. If you are considering purchasing stock with funds you have in an IRA or other retirement account, please call our Stock Information Center promptly for guidance, because these orders require additional processing time. If you have questions about our organization or purchasing shares, please refer to the enclosed Prospectus and Questions and Answers Brochure or call our Stock Information Center at the number shown below. I invite you to consider this opportunity to share in our future as a Rhinebeck Bancorp stockholder. Sincerely, Matthew J. Smith President and Chief Executive Offi cer RBKB-C This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus and when accompanied by a stock order form. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency. Questions? Call our Stock Information Center at ( ) ___-____, between 10:00 a.m. and 4:00 p.m., Eastern time, Monday through Friday, except on bank holidays. Toppan Merrill - Rhinebeck Bancorp S-1 Marketing Materials ED | 105251 | 23-Apr-26 17:48 | 26-5698-1.ce | Sequence: 1 CHKSUM Content: 65169 Layout: 83989 Graphics: 25567 CLEAN JOB: 26-5698-1 CYCLE#;BL#: 13; 0 TRIM: 8.5" x 11.00" AS: New York: 212-620-5600 COLORS: ~note color, Black, PANTONE 300 C GRAPHICS: Matthew_Smith_sig.eps, Rhine_Banco_Inc_Pms300_logo.eps

Dear Prospective Investor: Keefe, Bruyette & Woods, A Stifel Company, has been retained by Rhinebeck Bancorp, Inc. as its marketing agent in connection with the conversion and offering by Rhinebeck Bancorp, Inc. At the request of Rhinebeck Bancorp, Inc., we are enclosing a Prospectus and Stock Order Form regarding the offering of shares of Rhinebeck Bancorp, Inc. common stock. We encourage you to read the enclosed Prospectus carefully before making an investment decision. If you have questions after reading the enclosed material, please call the Stock Information Center at ( ) ___-____, between 10:00 a.m. and 4:00 p.m., Eastern time, Monday through Friday, except on bank holidays. We have been asked to forward these documents to you in view of certain requirements of the securities laws of your jurisdiction. We make no recommendation or solicitation for action by you with regard to the enclosed material. Sincerely, This letter is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus and when accompanied by a stock order form. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency. RBKB-BD Toppan Merrill - Rhinebeck Bancorp S-1 Marketing Materials ED | 105251 | 23-Apr-26 17:48 | 26-5698-1.da | Sequence: 1 CHKSUM Content: 16190 Layout: 91460 Graphics: 73184 CLEAN JOB: 26-5698-1 CYCLE#;BL#: 13; 0 TRIM: 8.5" x 11.00" AS: New York: 212-620-5600 COLORS: ~note color, Black GRAPHICS: keefe_bruyette_woods_k_logo.eps, keefe_bruyette_woods_k_logo.eps

RBKB-PC YOUR PROMPT VOTE IS IMPORTANT! NOT VOTING HAS THE SAME EFFECT AS VOTING “AGAINST” THE PLAN OF CONVERSION AND REORGANIZATION. Internet and telephone voting are quick and simple ways to vote, available through 11:59 P.M., Eastern time, on [_____], 2026. VOTE BY INTERNET (available 24 hours a day) OR VOTE BY TELEPHONE (available 24 hours a day) OR VOTE BY MAIL MYPROXYVOTECOUNTS.COM Use the Internet to vote your proxy. Have your Proxy Card in hand when you access the website via the URL on a computer or the QR code on a mobile device. You will be prompted to enter online your 12 digit control number, located in the shaded box above. Each Proxy Card has a unique control number. 1-(844) 258-8899 Use any phone to vote your proxy. Have your Proxy Card in hand when you call. You will be prompted to enter your 12 digit control number, located in the shaded box above. Each Proxy Card has a unique control number. Mark, sign and date your Proxy Card and return it in the postage paid Proxy Reply Envelope provided. If you vote by Internet or telephone, you do NOT need to return your Proxy Card by mail. PLEASE VOTE ALL PROXY CARDS RECEIVED. NONE ARE DUPLICATES. Signature (required): ______________________________________________________ Date: __________, 2026 NOTE: Only one signature is required in the case of a joint account. Please sign your name exactly as it appears on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, etc., please add your full title to your signature. Corporations or partnership Proxy Cards should be signed by an authorized officer. THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, INCLUDING THE ADJOURNMENT OF THE SPECIAL MEETING, THIS PROXY WILL BE VOTED BY THE NAMED PROXIES IN THEIR BEST JUDGMENT. The undersigned acknowledges receipt, before the execution of this proxy, of both Notice of the Special Meeting and a proxy statement for the Special Meeting. ✔ 1. The approval of the amended and restated plan of conversion and reorganization whereby Rhinebeck Bancorp, MHC will convert from the mutual holding company to the stock holding company structure, including the approval of the momentary conversion of Rhinebeck Bancorp, MHC to a Delaware stock corporation, the Delaware certificate of incorporation and the subsequent merger of Rhinebeck Bancorp, MHC with and into Rhinebeck Bancorp, Inc., as described in more detail in the accompanying proxy statement for the Special Meeting; and Such other business as may properly come before the Special Meeting or any adjournment thereof. Note: The board of trustees is not aware of any other matter that may come before the Special Meeting. Please vote by marking one of the boxes as shown. CONTROL NUMBER PROXY CARD S FOLD AND DETACH THE PROXY VOTING CARD HERE S FOR AGAINST Toppan Merrill - Rhinebeck Bancorp S-1 Marketing Materials ED | 105251 | 23-Apr-26 17:48 | 26-5698-1.ea | Sequence: 1 CHKSUM Content: 96543 Layout: 75785 Graphics: 27941 CLEAN JOB: 26-5698-1 CYCLE#;BL#: 13; 0 TRIM: 8.5" x 11.00" AS: New York: 212-620-5600 COLORS: ~note color, Black, PANTONE 300 C GRAPHICS: qrcode_fpo_k_icon.eps, monitor_k_icon.eps, phone_k_icon.eps, mail_k_icon.eps

RBKB-PC THE BOARD OF TRUSTEES RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE PLAN OF CONVERSION AND REORGANIZATION. NOT VOTING IS THE EQUIVALENT OF VOTING “AGAINST” THE PLAN OF CONVERSION AND REORGANIZATION. PLEASE VOTE ALL PROXY CARDS THAT YOU RECEIVE. NONE ARE DUPLICATES. VOTING DOES NOT REQUIRE YOU TO PURCHASE SHARES OF RHINEBECK BANCORP, INC. COMMON STOCK IN THE OFFERING. REVOCABLE PROXY SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF RHINEBECK BANCORP, MHC RHINEBECK BANCORP, MHC SPECIAL MEETING OF DEPOSITORS TO BE HELD ON [_____], 2026 The undersigned depositor of Rhinebeck Bank hereby appoints the full board of trustees of Rhinebeck Bancorp, MHC, with full powers of substitution, to act as attorneys and proxy for and in the name of the undersigned, to cast all votes to which the undersigned is entitled to cast at the Special Meeting of Depositors (the “Special Meeting”) to be held at the corporate office of Rhinebeck Bank, 2 Jefferson Plaza, Poughkeepsie, New York at [___] p.m., Eastern time, on [_____], 2026, and at any and all adjournments thereof. They are entitled to cast all votes to which the undersigned is entitled as indicated on the reverse side. The board of trustees recommends that you vote “FOR” the approval of the Amended and Restated Plan of Conversion and Reorganization. THIS PROXY, IF PROPERLY SIGNED AND DATED, WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY, IF SIGNED, WILL BE VOTED FOR THE PROPOSAL. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, INCLUDING THE ADJOURNMENT OF THE SPECIAL MEETING, THIS PROXY WILL BE VOTED BY THE NAMED PROXIES IN THEIR BEST JUDGMENT. THE BOARD OF TRUSTEES KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING. PLEASE PROMPTLY COMPLETE, SIGN AND DATE THIS PROXY CARD ON THE REVERSE SIDE AND RETURN IT IN THE ENCLOSED PROXY REPLY ENVELOPE. ALTERNATIVELY, YOU MAY VOTE BY INTERNET OR TELEPHONE BY FOLLOWING THE INSTRUCTIONS ON THE REVERSE SIDE. Votes will be cast in accordance with this proxy. Should the undersigned be present and elect to vote at the Special Meeting or at any adjournment thereof and after notification to Rhinebeck Bancorp, MHC’s Secretary at said meeting of the depositor’s decision to terminate this proxy, then the power of said attorneys-in-fact and proxies shall be deemed terminated and of no further force and effect. (CONTINUED ON REVERSE SIDE) S FOLD AND DETACH THE PROXY VOTING CARD HERE S Toppan Merrill - Rhinebeck Bancorp S-1 Marketing Materials ED | 105251 | 23-Apr-26 17:48 | 26-5698-1.ea | Sequence: 2 CHKSUM Content: 59636 Layout: 26632 Graphics: 0 CLEAN JOB: 26-5698-1 CYCLE#;BL#: 13; 0 TRIM: 8.5" x 11.00" AS: New York: 212-620-5600 COLORS: ~note color, Black GRAPHICS: none

RBKB-BRANCH YOUR PROMPT VOTE IS IMPORTANT! NOT VOTING HAS THE SAME EFFECT AS VOTING “AGAINST” THE PLAN OF CONVERSION AND REORGANIZATION. Internet and telephone voting are quick and simple ways to vote, available through 11:59 P.M., Eastern time, on [_____], 2026. VOTE BY INTERNET (available 24 hours a day) OR VOTE BY TELEPHONE (available 24 hours a day) OR VOTE BY MAIL MYPROXYVOTECOUNTS.COM Use the Internet to vote your proxy. Have your Proxy Card in hand when you access the website via the URL on a computer or the QR code on a mobile device. You will be prompted to enter online your 12 digit control number, located in the shaded box above. Each Proxy Card has a unique control number. 1-(844) 258-8899 Use any phone to vote your proxy. Have your Proxy Card in hand when you call. You will be prompted to enter your 12 digit control number, located in the shaded box above. Each Proxy Card has a unique control number. Mark, sign and date your Proxy Card and return it in the postage paid Proxy Reply Envelope provided. If you vote by Internet or telephone, you do NOT need to return your Proxy Card by mail. PLEASE VOTE ALL PROXY CARDS RECEIVED. NONE ARE DUPLICATES. Signature (required): ______________________________________________________ Date: __________, 2026 NOTE: Only one signature is required in the case of a joint account. Please sign your name exactly as it appears on this proxy card. When signing as attorney, executor, administrator, trustee or guardian, etc., please add your full title to your signature. Corporations or partnership Proxy Cards should be signed by an authorized officer. THIS PROXY IS REVOCABLE AND WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, INCLUDING THE ADJOURNMENT OF THE SPECIAL MEETING, THIS PROXY WILL BE VOTED BY THE NAMED PROXIES IN THEIR BEST JUDGEMENT. The undersigned acknowledges receipt, before the execution of this proxy, of both Notice of the Special Meeting and a proxy statement for the Special Meeting. ✔ 1. The approval of the amended and restated plan of conversion and reorganization whereby Rhinebeck Bancorp, MHC will convert from the mutual holding company to the stock holding company structure, including the approval of the momentary conversion of Rhinebeck Bancorp, MHC to a Delaware stock corporation, the Delaware certificate of incorporation and the subsequent merger of Rhinebeck Bancorp, MHC with and into Rhinebeck Bancorp, Inc., as described in more detail in the accompanying proxy statement for the Special Meeting; and Such other business as may properly come before the Special Meeting or any adjournment thereof. Note: The board of trustees is not aware of any other matter that may come before the Special Meeting. Please vote by marking one of the boxes as shown. CONTROL NUMBER PROXY CARD NAME NAME/ADDRESS ADDRESS CITY STATE ZIP S FOLD AND DETACH THE PROXY VOTING CARD HERE S FOR AGAINST Toppan Merrill - Rhinebeck Bancorp S-1 Marketing Materials ED | 105251 | 23-Apr-26 17:48 | 26-5698-1.ec | Sequence: 1 CHKSUM Content: 91971 Layout: 56668 Graphics: 14561 CLEAN JOB: 26-5698-1 CYCLE#;BL#: 13; 0 TRIM: 8.5" x 11.00" AS: New York: 212-620-5600 COLORS: ~note color, Black, PANTONE 300 C GRAPHICS: qrcode_fpo_k_icon.eps, monitor_k_icon.eps, phone_k_icon.eps, mail_k_icon.eps

RBKB-BRANCH S FOLD AND DETACH THE PROXY VOTING CARD HERE S THE BOARD OF TRUSTEES RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE PLAN OF CONVERSION AND REORGANIZATION. NOT VOTING IS THE EQUIVALENT OF VOTING “AGAINST” THE PLAN OF CONVERSION AND REORGANIZATION. PLEASE VOTE ALL CARDS THAT YOU RECEIVE. NONE ARE DUPLICATES. VOTING DOES NOT REQUIRE YOU TO PURCHASE SHARES OF RHINEBECK BANCORP, INC. COMMON STOCK IN THE OFFERING. REVOCABLE PROXY SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF RHINEBECK BANCORP, MHC RHINEBECK BANCORP, MHC SPECIAL MEETING OF DEPOSITORS TO BE HELD ON [_____] , 2026 The undersigned depositor of Rhinebeck Bank hereby appoints the full board of trustees of Rhinebeck Bancorp, MHC, with full powers of substitution, to act as attorneys and proxy for and in the name of the undersigned, to cast all votes to which the undersigned is entitled to cast at the Special Meeting of Depositors (the “Special Meeting”) to be held at the corporate office of Rhinebeck Bank, 2 Jefferson Plaza, Poughkeepsie, New York at [__] p.m., Eastern time, on [_____], 2026, and at any and all adjournments thereof. They are entitled to cast all votes to which the undersigned is entitled as indicated on the reverse side. The board of trustees recommends that you vote “FOR” the approval of the Amended and Restated Plan of Conversion and Reorganization. THIS PROXY, IF PROPERLY SIGNED AND DATED, WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY, IF SIGNED, WILL BE VOTED FOR THE PROPOSAL. IF ANY OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, INCLUDING THE ADJOURNMENT OF THE SPECIAL MEETING, THIS PROXY WILL BE VOTED BY THE NAMED PROXIES IN THEIR BEST JUDGEMENT. THE BOARD OF TRUSTEES KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE SPECIAL MEETING. PLEASE PROMPTLY COMPLETE, SIGN AND DATE THIS PROXY CARD ON THE REVERSE SIDE AND RETURN IT IN THE ENCLOSED PROXY REPLY ENVELOPE. ALTERNATIVELY, YOU MAY VOTE BY INTERNET OR TELEPHONE BY FOLLOWING THE INSTRUCTIONS ON THE REVERSE SIDE. Votes will be cast in accordance with this proxy. Should the undersigned be present and elect to vote at the Special Meeting or at any adjournment thereof and after notification to Rhinebeck Bancorp, MHC’s Secretary at said meeting of the depositor’s decision to terminate this proxy, then the power of said attorneys-in-fact and proxies shall be deemed terminated and of no further force and effect. (CONTINUED ON REVERSE SIDE) Toppan Merrill - Rhinebeck Bancorp S-1 Marketing Materials ED | 105251 | 23-Apr-26 17:48 | 26-5698-1.ec | Sequence: 2 CHKSUM Content: 10119 Layout: 19673 Graphics: 0 CLEAN JOB: 26-5698-1 CYCLE#;BL#: 13; 0 TRIM: 8.5" x 11.00" AS: New York: 212-620-5600 COLORS: ~note color, Black GRAPHICS: none

RBKB-QA Questions and Answers About The Conversion and Offering Toppan Merrill - Rhinebeck Bancorp S-1 Marketing Materials ED | 105251 | 23-Apr-26 17:48 | 26-5698-1.ia | Sequence: 1 CHKSUM Content: 68553 Layout: 76536 Graphics: 82165 CLEAN JOB: 26-5698-1 CYCLE#;BL#: 13; 0 TRIM: 8.00" x 10.00" AS: New York: 212-620-5600 COLORS: ~note color, Black, PANTONE 300 C GRAPHICS: Rhine_Banco_Inc_Pms300_logo.eps, QA_cincin_fed_PMS300_logo.eps

This brochure answers questions about the conversion and offering. Investing in shares of common stock involves certain risks. Before making an investment decision, please read the enclosed Prospectus carefully, including the ‘‘Risk Factors’’ section. Rhinebeck Bancorp, Inc. is offering shares of its common stock for sale on a best efforts basis in connection with the conversion of Rhinebeck Bancorp, MHC from the mutual holding company corporate structure to the stock holding company corporate structure. GENERAL — THE CONVERSION AND OFFERING The boards of directors of Rhinebeck Bancorp, Inc. and Rhinebeck Bank and the board of trustees of Rhinebeck Bancorp, MHC have determined that the conversion and offering is in the best interests of our organization, our customers and the communities we serve. Q. What is the conversion and offering? A. Pursuant to its plan of conversion and reorganization (the “plan of conversion”), Rhinebeck Bancorp, MHC will convert from the mutual holding company corporate structure to the stock holding company corporate structure (the “conversion”). Rhinebeck Bancorp, Inc. (“Rhinebeck Bancorp”) will offer shares of its common stock for sale to our eligible depositors and if necessary, members of the general public (the “offering”). Upon completion of the conversion and offering, Rhinebeck Bancorp, MHC will cease to exist and Rhinebeck Bancorp, a Maryland corporation, will remain the holding company for Rhinebeck Bank. Q. What are the reasons for the conversion and offering? A. Our primary reasons for converting to the fully public stock form of ownership and undertaking the offering are to: support our planned growth and strengthen our regulatory capital position; improve the liquidity of our common stock; facilitate our ability to pay dividends to our public stockholders; improve our flexibility to access the capital markets; and facilitate future mergers and acquisitions. Q. Is Rhinebeck Bank considered “well-capitalized” for regulatory purposes? A. Yes. As of December 31, 2025, Rhinebeck Bank was considered “well capitalized” for regulatory purposes. Q. Will customers notice any change in Rhinebeck Bank’s day-to-day activities as a result of the conversion and offering? A. No. It will be business as usual. The conversion is an internal change in our corporate structure. There will be no change to our board of directors, management, and staff as a result of the conversion and offering. Rhinebeck Bank will continue to operate as an independent bank. Q. Will the conversion and offering affect customers’ deposit accounts or loans? A. No. The conversion and offering will not affect the balance or terms of deposits or loans, and deposits will continue to be federally insured by the Federal Deposit Insurance Corporation up to the maximum legal limits, without interruption. Deposit accounts will not be converted to stock. THE PROXY VOTE Although we have received conditional regulatory approval, the plan of conversion is also subject to approval by Rhinebeck Bancorp’s stockholders and the eligible depositors of Rhinebeck Bank. Depositors will no longer have voting rights in Rhinebeck Bank as to matters currently requiring such vote. Rhinebeck Bancorp, MHC will cease to exist after the conversion and offering. Only stockholders of Rhinebeck Bancorp will have voting rights after the conversion and offering. Q. Why should I vote “For” the plan of conversion? A. Your vote “For” the plan of conversion is extremely important to us. Each eligible depositor of Rhinebeck Bank at the close of business on [_____], 2026 should have received a package containing a Proxy Card. These packages also include a Proxy Statement describing the plan of conversion which cannot be implemented without stockholder and eligible depositor approval. If you have more than one eligible account, you may receive multiple packages. Please open each package and vote all the proxy cards that were sent to you. Our board of trustees and our boards of directors believe that converting to a fully public ownership structure will best support our future growth. Voting does not obligate you to purchase shares of common stock in the offering. Q. What happens if I don’t vote? A. Your vote is very important. Proxy Cards not voted will have the same effect as voting “Against” the plan of conversion. Without sufficient favorable votes, we cannot complete the plan of conversion and offering. Q. How do I vote? A. You may vote by Internet or telephone by following the instructions on the proxy card. Internet and telephone voting is available 24 hours a day, and your vote will be recorded immediately. Alternatively, you may mark your vote, sign, date and mail the proxy card(s) in the Proxy Reply Envelope provided. Regardless of how you choose to cast your vote, please vote today. Not voting has the same effect as voting “Against” the plan of conversion. Q. How many votes are available to me? A. Depositors of Rhinebeck Bank at the close of business on [_____], 2026 are entitled to one vote for each $100 on deposit. However, no depositor may cast more than 1,000 votes. Proxy Cards are not imprinted with your number of votes; however, votes will be automatically tallied by computer. Q. Why did I receive more than one Proxy Card? A. If you had more than one eligible deposit account at Rhinebeck Bank at the close of business on [_____], 2026, you may have received more than one Proxy Card, depending on the ownership structure of your account(s). Open all packages that you receive. There are no duplicate cards — please promptly vote all the Proxy Cards sent to you. Q. More than one name appears on my Proxy Card. Who must sign? A. The name(s) reflect the title of your account. Proxy Cards for joint accounts require the signature of only one of the account holders. Proxy Cards for trust or custodian accounts must be signed by the trustee or the custodian, not the named beneficiary. Toppan Merrill - Rhinebeck Bancorp S-1 Marketing Materials ED | 105251 | 23-Apr-26 17:48 | 26-5698-1.ia | Sequence: 2 CHKSUM Content: 22834 Layout: 10912 Graphics: 0 CLEAN JOB: 26-5698-1 CYCLE#;BL#: 13; 0 TRIM: 8.00" x 10.00" AS: New York: 212-620-5600 COLORS: ~note color, Black, PANTONE 300 C GRAPHICS: none

THE OFFERING AND PURCHASING SHARES Q. How many shares are being offered for sale and at what price? A. Rhinebeck Bancorp is offering for sale between 6,587,500 and 8,912,500 shares of common stock at $10.00 per share. No sales commission will be charged for purchasing shares in the offering. Q. Who is eligible to purchase stock in the offering? A. Pursuant to the plan of conversion, non-transferable rights to subscribe for shares of Rhinebeck Bancorp common stock in the Subscription Offering have been granted in the following descending order of priority: Priority #1 — Depositors with accounts at Rhinebeck Bank with aggregate balances of at least $100 at the close of business on December 31, 2024; Priority #2 — Our tax-qualified employee benefit plans; Priority #3 — Depositors with accounts at Rhinebeck Bank with aggregate balances of at least $100 at the close of business on [_____], 2026; and Priority #4 — Depositors of Rhinebeck Bank with aggregate balances of at least $100 at the close of business on [_____], 2026. Shares not subscribed for in the Subscription Offering may be offered for sale to the public in a Community Offering, with a preference given first to natural persons (including trusts of natural persons) residing in Albany, Dutchess, Orange and Ulster Counties, New York and then to Rhinebeck Bancorp’s public stockholders at the close of business on [_____], 2026. Shares not sold in the Subscription Offering and Community Offering may be offered for sale to the general public in a Syndicated Community Offering. Q. I am eligible to subscribe for shares of common stock in the Subscription Offering but am not interested in investing. May I allow someone else to use my Stock Order Form to take advantage of my priority as an eligible account holder? A. No. Subscription rights are non-transferable! Only those eligible to subscribe in the Subscription Offering, as listed above, may purchase shares in the Subscription Offering. To preserve subscription rights, the shares may only be registered in the name(s) of eligible account holder(s). On occasion, unscrupulous people attempt to persuade account holders to transfer subscription rights, or to purchase shares in the offering based on an understanding that the shares will be subsequently transferred to others. Participation in such schemes is against the law and may subject involved parties to prosecution. If you become aware of any such activities, please notify our Stock Information Center promptly so that we can take the necessary steps to protect our eligible account holders’ subscription rights in the offering. Q. How may I order shares in the Subscription Offering and any Community Offering? A. Shares can be ordered by completing an original Stock Order Form and returning it, with full payment, so that it is received (not postmarked) before the offering deadline. You may submit your Stock Order Form by paying for overnight delivery to the address listed on the Stock Order Form, by mail using the Stock Order Reply Envelope provided, or by hand-delivery to Rhinebeck Bank’s branch office located at 3432 North Road, Poughkeepsie, New York. Hand-delivered stock order forms will only be accepted at this location. We will not accept stock order forms at other offices of Rhinebeck Bank. Please do not mail Stock Order Forms to any of Rhinebeck Bank’s offices. Q. What is the deadline for ordering shares? A. To order shares in the Subscription Offering and any Community Offering, you must deliver a properly completed, signed original Stock Order Form, with full payment, so that it is received (not postmarked) before 2:00 p.m., Eastern time, [_____], 2026. Acceptable methods for delivery of Stock Order Forms are described above. Q. How may I pay for the shares? A. Payment for shares can be remitted in three ways: (1) By personal check, bank check or money order, from the purchaser, made payable directly to Rhinebeck Bancorp, Inc. These will be deposited upon receipt. We cannot accept wires or third party checks. Rhinebeck Bank line of credit checks may not be remitted for payment. (2) By authorized withdrawal of funds from your Rhinebeck Bank deposit account(s). The Stock Order Form section titled “Method of Payment — Deposit Account Withdrawal” allows you to list the account number(s) and amount(s) to be withdrawn. Funds designated for direct withdrawal must be in the account(s) at the time the Stock Order Form is received. You may not authorize direct withdrawal from accounts with check-writing privileges. Please submit a check instead. If you request direct withdrawal from such accounts, we reserve the right to interpret that as your authorization to treat those funds as if we had received a check for the designated amount, and we will immediately withdraw the amount from your checking account(s). Also, individual retirement accounts or other retirement accounts held at Rhinebeck Bank may not be listed for direct withdrawal. See information on retirement accounts below. (3) By cash. Cash will only be accepted at Rhinebeck Bank’s branch office located at 3432 North Road, Poughkeepsie, New York, and will be converted to a bank check. Please do not remit cash by mail! Q. Will I earn interest on my funds? A. Yes. If you pay by personal check, bank check or money order, you will earn interest at [_____]% per annum, from the date payment is processed until the completion of the conversion and offering. At that time, you will be issued a check for interest earned on these funds. If you pay for shares by authorizing a direct withdrawal from your Rhinebeck Bank deposit account(s), your funds will continue to earn interest within the account, at the contractual rate. The interest will remain in your account(s) when the designated withdrawal is made, upon completion of the conversion and offering. Q. Are there limits to how many shares I can order? A. Yes. The minimum order is 25 shares ($250). The maximum number of shares that may be purchased by an individual or individuals acting through a single qualifying account held jointly is 60,000 shares ($600,000). Additionally, no person or entity, together with associates or persons acting in concert with such person or entity, may purchase more Toppan Merrill - Rhinebeck Bancorp S-1 Marketing Materials ED | 105251 | 23-Apr-26 17:48 | 26-5698-1.ia | Sequence: 3 CHKSUM Content: 60255 Layout: 16989 Graphics: 0 CLEAN JOB: 26-5698-1 CYCLE#;BL#: 13; 0 TRIM: 8.00" x 10.00" AS: New York: 212-620-5600 COLORS: ~note color, Black, PANTONE 300 C GRAPHICS: none than 120,000 shares ($1,200,000) in all categories of the offering combined. More detail on purchase limits, including the definition of “associate” and “acting in concert,” can be found in the Prospectus section entitled “The Conversion and Offering — Additional Limitations on Common Stock Purchases.” Q. May I use my Rhinebeck Bank individual retirement account (“IRA”) to purchase shares? A. It’s possible to use funds currently held in retirement accounts with Rhinebeck Bank. However, before you place your stock order, the funds you wish to use must be transferred to a self-directed retirement account maintained by an independent trustee or custodian, such as a brokerage firm. If you are interested in using IRA or any other retirement funds held at Rhinebeck Bank or elsewhere, please call our Stock Information Center for guidance as soon as possible, but in no event later than two weeks before the [_____], 2026 offering deadline. Your ability to use such funds for this purchase may depend on time constraints, because this type of purchase requires additional processing time, and may be subject to limitations imposed by the institution where the funds are held. Q. May I get a loan from Rhinebeck Bank to pay for shares? A. No. Rhinebeck Bank, by regulation, cannot extend a loan for the purchase of Rhinebeck Bancorp common stock in the offering. Similarly, you may not use existing Rhinebeck Bank line of credit checks to purchase stock in the offering. Q. May I change my mind and cancel my order after I place an order to subscribe for stock? A. No. After receipt, your executed Stock Order Form cannot be modified or revoked without our consent, unless the offering is terminated or is extended beyond [_____], 2026, or the number of shares of common stock to be sold is increased to more than 8,912,500 shares or decreased to less than 6,587,500 shares. Q. Are directors and executive officers of Rhinebeck Bank planning to subscribe for stock? A. Yes! Directors and executive officers, together with their associates, are expected to subscribe for an aggregate of 92,500 shares ($925,000) representing 1.40% of the shares to be sold at the minimum of the offering range. Q. Will the stock be insured? A. No. Like any common stock, Rhinebeck Bancorp common stock will not be insured. Q. Will dividends be paid on the stock? A. Following completion of the conversion and offering, our board of directors will have the authority to declare dividends on our shares of common stock, subject to our capital requirements, our financial condition and results of operations, tax considerations, statutory and regulatory limitations, and general economic conditions. However, no decision has been made with respect to the amount, if any, and timing of any dividend payments. We cannot assure you that we will pay dividends in the future, or that any such dividends will not be reduced or eliminated in the future. Q. How will Rhinebeck Bancorp shares be traded? A. The existing shares of common stock of Rhinebeck Bancorp are currently traded on the Nasdaq Capital Market under the symbol “RBKB”. Upon consummation of the conversion and offering, the shares of common stock of Rhinebeck Bancorp are expected to continue to trade on the Nasdaq Capital Market under the symbol “RBKB.” Once the shares of Rhinebeck Bancorp have begun trading, you may contact a brokerage or other firm offering investment services in order to buy or sell Rhinebeck Bancorp shares in the future. Q. If I order shares in the Subscription Offering and any Community Offering, when will I receive my shares? A. All shares of Rhinebeck Bancorp common stock sold in the Subscription Offering and Community Offering will be issued in book-entry form on the books of our transfer agent, through the Direct Registration System. Paper stock certificates will not be issued. As soon as practicable after completion of the conversion and offering, our transfer agent will send, by first class mail, a statement reflecting your stock ownership. THE SHARE EXCHANGE Q. What is the share exchange? A. The outstanding shares of Rhinebeck Bancorp common stock held by public stockholders of Rhinebeck Bancorp on the completion date of the conversion and offering will be exchanged for newly issued shares of Rhinebeck Bancorp common stock. The number of shares of Rhinebeck Bancorp common stock to be received by the public stockholders of Rhinebeck Bancorp will depend on the number of shares sold in the offering. Although the shares of Rhinebeck Bancorp common stock will have begun trading, brokerage firms may require that you have received your stock ownership statement before selling your shares. Your ability to sell shares of common stock before you receive this statement will depend on arrangements you may make with a brokerage firm. WHERE TO GET MORE INFORMATION Q. How can I get more information? A. For more information, refer to the enclosed Prospectus or call our Stock Information Center, at ( )___-____, between 10:00 a.m. and 4:00 p.m., Eastern time, Monday through Friday, except on bank holidays. This brochure is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus and when accompanied by a stock order form. The shares of common stock being offered by the Prospectus are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency. Toppan Merrill - Rhinebeck Bancorp S-1 Marketing Materials ED | 105251 | 23-Apr-26 17:48 | 26-5698-1.ia | Sequence: 4 CHKSUM Content: 60481 Layout: 22039 Graphics: 0 CLEAN JOB: 26-5698-1 CYCLE#;BL#: 13; 0 TRIM: 8.00" x 10.00" AS: New York: 212-620-5600 COLORS: ~note color, Black, PANTONE 300 C GRAPHICS: none

RBKB-PF IMPORTANT NOTICE IF YOU HAVE MORE THAN ONE ELIGIBLE VOTING ACCOUNT, YOU MAY RECEIVE MULTIPLE PACKAGES. PLEASE OPEN EACH PACKAGE AND VOTE ALL THE PROXY CARDS THAT WERE SENT TO YOU. THEY DO NOT DUPLICATE EACH OTHER! THANK YOU! Questions? Call our Information Center at ( ) ___-____, between 10:00 a.m. and 4:00 p.m., Eastern time, Monday through Friday, except on bank holidays. This fl yer is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus and when accompanied by a stock order form. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency. Toppan Merrill - Rhinebeck Bancorp S-1 Marketing Materials ED | 105251 | 23-Apr-26 17:48 | 26-5698-1.ja | Sequence: 1 CHKSUM Content: 90910 Layout: 81884 Graphics: 0 CLEAN JOB: 26-5698-1 CYCLE#;BL#: 13; 0 TRIM: 7.5" x 7.5" AS: New York: 212-620-5600 COLORS: ~note color, Black, PANTONE 300 C GRAPHICS: none

YOUR VOTE IS IMPORTANT! PLEASE VOTE THE ENCLOSED PROXY CARD! If you have not yet voted the Proxy Card(s) we recently mailed to you in a large white package, please vote the enclosed replacement Proxy Card. You may vote by mail using the enclosed envelope or follow the Internet or telephone voting instructions on the Proxy Card. PLEASE JOIN OUR BOARD OF TRUSTEES AND BOARDS OF DIRECTORS IN VOTING “FOR” THE APPROVAL OF THE PLAN OF CONVERSION AND REORGANIZATION (THE “PLAN OF CONVERSION”). Not voting has the same effect as voting “Against” the plan of conversion. Voting does not obligate you to purchase common stock in the offering. The plan of conversion will change our form of corporate structure, but will not result in changes to bank staff, management, or deposit accounts or loans at Rhinebeck Bank. Deposit accounts will not be converted to common stock. Deposit accounts will continue to be insured by the FDIC, up to the maximum legal limits, without interruption. IF YOU RECEIVE MORE THAN ONE OF THESE REMINDER MAILINGS, PLEASE VOTE EACH PROXY CARD RECEIVED. THEY ARE NOT DUPLICATES! QUESTIONS? Please call our Information Center at ( ) ___-____, between 10:00 a.m. and 4:00 p.m., Eastern time, Monday through Friday, except on bank holidays. RBKB-PG1 Toppan Merrill - Rhinebeck Bancorp S-1 Marketing Materials ED | 105251 | 23-Apr-26 17:48 | 26-5698-1.ka | Sequence: 1 CHKSUM Content: 23617 Layout: 68917 Graphics: 31274 CLEAN JOB: 26-5698-1 CYCLE#;BL#: 13; 0 TRIM: 8.5" x 11.00" AS: New York: 212-620-5600 COLORS: ~note color, Black, PANTONE 300 C GRAPHICS: Rhinebeck_Bank_Pms300_logo.eps

RBKB-PG2 HAVE YOU VOTED YET? PLEASE VOTE THE ENCLOSED PROXY CARD! Our records indicate that you have not voted the Proxy Card(s) we mailed to you. If you are unsure whether you voted, please vote the enclosed replacement Proxy Card. Your vote will not be counted twice. OUR BOARD OF TRUSTEES AND BOARDS OF DIRECTORS RECOMMEND THAT YOU VOTE “FOR” THE APPROVAL OF THE PLAN OF CONVERSION AND REORGANIZATION (THE “PLAN OF CONVERSION”). Not voting has the same effect as voting “Against” the plan of conversion. Voting does not obligate you to purchase shares of common stock in the offering, nor does it affect your Rhinebeck Bank deposit accounts or loans. IF YOU RECEIVE MORE THAN ONE OF THESE REMINDER MAILINGS, PLEASE VOTE EACH PROXY CARD RECEIVED. THEY ARE NOT DUPLICATES! QUESTIONS? Please call our Information Center at ( ) ___-____, between 10:00 a.m. and 4:00 p.m., Eastern time, Monday through Friday, except on bank holidays. Toppan Merrill - Rhinebeck Bancorp S-1 Marketing Materials ED | 105251 | 23-Apr-26 17:48 | 26-5698-1.kc | Sequence: 1 CHKSUM Content: 25595 Layout: 2821 Graphics: 31274 CLEAN JOB: 26-5698-1 CYCLE#;BL#: 13; 0 TRIM: 8.5" x 11.00" AS: New York: 212-620-5600 COLORS: ~note color, Black, PANTONE 300 C GRAPHICS: Rhinebeck_Bank_Pms300_logo.eps

RBKB-PG3 YOUR VOTE IS IMPORTANT! OUR BOARD OF TRUSTEES AND BOARDS OF DIRECTORS RECOMMEND THAT YOU VOTE “FOR” THE APPROVAL OF THE PLAN OF CONVERSION AND REORGANIZATION (THE “PLAN OF CONVERSION”). IN ORDER TO IMPLEMENT THE PLAN OF CONVERSION, WE MUST OBTAIN THE APPROVAL OF OUR VOTING DEPOSITORS. If you are unsure whether you voted, vote the enclosed replacement Proxy Card. Your vote will not be counted twice. IF YOU RECEIVE MORE THAN ONE OF THESE REMINDER MAILINGS, PLEASE VOTE EACH PROXY CARD RECEIVED. THEY ARE NOT DUPLICATES! Not voting has the same effect as voting “Against” the plan of conversion. Please note: Implementing the plan of conversion will not lease note: affect your deposit accounts or loans at Rhinebeck Bank. Deposit accounts will continue to be insured by the FDIC, up to the maximum legal limits, without interruption. Voting does not obligate you to purchase common stock in the offering. THANK YOU VERY MUCH! QUESTIONS? Please call our Information Center at ( ) ___-____, between 10:00 a.m. and 4:00 p.m., Eastern time, Monday through Friday, except on bank holidays. Toppan Merrill - Rhinebeck Bancorp S-1 Marketing Materials ED | 105251 | 23-Apr-26 17:48 | 26-5698-1.ke | Sequence: 1 CHKSUM Content: 39300 Layout: 50889 Graphics: 31274 CLEAN JOB: 26-5698-1 CYCLE#;BL#: 13; 0 TRIM: 8.5" x 11.00" AS: New York: 212-620-5600 COLORS: ~note color, Black, PANTONE 300 C GRAPHICS: Rhinebeck_Bank_Pms300_logo.eps

SUBSCRIPTION AND COMMUNITY OFFERING STOCK ORDER ACKNOWLEDGEMENT LETTER

[Rhinebeck Bancorp, Inc. Letterhead]

[Imprinted with Name & Address of Subscriber]	Date

STOCK ORDER ACKNOWLEDGEMENT

This letter is to acknowledge receipt of your order form to purchase common stock offered by Rhinebeck Bancorp, Inc. Please check the following information carefully to ensure that we have entered your order correctly. Each order is assigned an order priority described below. Acceptance of your order does not guarantee that you will receive the shares you have ordered. If there are not sufficient shares available to satisfy all subscriptions, the shares of common stock you will receive will be subject to the allocation provisions of the plan of conversion and reorganization, as well as other conditions and limitations described in the Rhinebeck Bancorp, Inc. Prospectus dated __________, 2026. Refer to pages ___ – ___ of the Rhinebeck Bancorp, Inc. Prospectus for further information regarding subscription priorities. Shares will be allocated first to categories in the subscription offering in the order of priority set forth below.

Following completion of the offering, allocation information will be released as soon as practicable on the following website: https://allocations.kbw.com/

Stock Registration (please review carefully) Name1 Name2 Street1 Street2 City, State Zip Ownership: Social Security / Tax ID #:	Other Order Information: Batch #: _____ Order #: _____ Number of Shares Requested: _________ Offering Category: _____ (subject to verification; see descriptions below)

Offering Category Descriptions:

Subscription Offering

•	Depositors with accounts at Rhinebeck Bank with aggregate balances of at least $100 at the close of business on December 31, 2024;
•	Rhinebeck Bank’s tax-qualified employee benefit plans;
•	Depositors with accounts at Rhinebeck Bank with aggregate balances of at least $100 at the close of business on _____, 2026; and
•	Depositors with accounts at Rhinebeck Bank with aggregate balances of at least $100 at the close of business on _____, 2026.

Community Offering

•	Residents in Albany, Dutchess, Orange and Ulster Counties, New York;
•	Rhinebeck Bancorp, Inc.’s public stockholders at the close of business on __________, 2026; and
•	General Public.

Thank you for your order,

RHINEBECK BANCORP, INC.

STOCK INFORMATION CENTER

(___) ___-____.

FINAL REMINDER PROXYGRAM (if needed)

[Rhinebeck Bank Letterhead]

(Depending on vote status and number of days until the special meeting of depositors, this can be mailed. It can be personalized, as shown - or it can be a short, non-personalized version printed on a postcard. Both alternatives allow quick mailing and quick receipt of the vote, because proxy cards and return envelopes are not enclosed.)

Dear Voting Depositor,

WE REQUEST YOUR VOTE.

Not voting the Proxy Card(s) we mailed to you has the same effect as voting “Against” the plan of conversion and reorganization (the “plan of conversion”).

OUR BOARD OF TRUSTEES AND BOARDS OF DIRECTORS RECOMMEND THAT YOU VOTE “FOR” THE APPROVAL OF THE PLAN OF CONVERSION.

IF YOU HAVE NOT VOTED OR ARE UNSURE WHETHER YOU VOTED:

Please take a few minutes to call the number shown below. A representative of Laurel Hill Advisory Group, our Independent Voting Agent, will record your confidential vote by phone. This is the quickest way to cast your vote. You do NOT need your Proxy Card in order to vote.

If you are unsure whether you voted, don’t worry. Your vote will not be counted twice.

VOTING HOTLINE:

Laurel Hill Advisory Group

( ) ___ – ____

DAYS/HOURS:

Monday - Friday

9:00 a.m. to 5:00 p.m., Eastern time

I appreciate your participation.

Sincerely,

Matthew J. Smith

President and Chief Executive Officer

BRANCH LOBBY POSTER - VOTE

(This notice should be printed by Rhinebeck Bank and should be placed in each branch lobby after the Stock Information Center opens. Position it in one or more ways: on an easel, on the front doors, on counters, at customer service/branch manager’s desk or electronically on the TVs in the branch).

HAVE YOU VOTED YET?

We would like to remind eligible depositors to vote on our plan of conversion and reorganization (the “plan of conversion”).

✓	The conversion will not result in changes to our staff or your account relationships with Rhinebeck Bank.

✓	Your deposit accounts will continue to be insured by the FDIC, up to the maximum legal limits, without interruption.

✓	Voting does not obligate you to purchase shares of common stock in the offering.

Our board of trustees and boards of directors recommend that you vote “FOR” the approval of the plan of conversion.

If you have questions about voting,

call our Information Center,

at (___) ___-____,

between 10:00 a.m. and 4:00 p.m., Monday through Friday.

Our Information Center is closed on bank holidays.

[Rhinebeck Bank Logo]

This notice is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus and when accompanied by a stock order form. The shares of common stock are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

BRANCH LOBBY POSTER – BUY (Optional)

******************************

OUR OFFERING EXPIRES

__________, 2026

We are conducting an offering of shares of our common stock

UP TO 8,912,500 SHARES

COMMON STOCK

$10.00 Per Share

THIS OFFERING EXPIRES AT 2:00 P.M., EASTERN TIME,

ON __________, 2026

******************************

If you have questions about the offering,

call our Stock Information Center, at (___) ___-____,

from 9:00 a.m. to 3:00 p.m., Monday through Friday.

Our Stock Information Center is closed on bank holidays.

[Rhinebeck Bancorp, Inc. Logo]

This notice is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus and when accompanied by a stock order form. The shares of common stock are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other government agency.

FINAL BRANCH LOBBY POSTER (if needed)

[To encourage “late” voting. Tear-off phone number slips can accompany this poster. Generally, this poster is used after a Final Reminder Proxygram is mailed.]

PLEASE VOTE NOW!!!

You do not need YOUR proxy card in order to vote.

TO PLACE YOUR CONFIDENTIAL VOTE BY PHONE:

Take a minute to call Laurel Hill Advisory Group, our Independent Voting Agent,

at ( )___-____,

Monday through Friday,

9:00 a.m. to 5:00 p.m.

If you are unsure whether you voted, please call.

Your vote will not be counted twice!

OUR BOARD OF TRUSTEES AND BOARDS OF DIRECTORS RECOMMEND THAT YOU VOTE “FOR” THE APPROVAL OF the Plan of CONVERSION AND REORGANIZATION (the “plan of conversion”).

NOT VOTING HAS THE SAME EFFECT

AS VOTING “AGAINST” THE PLAN OF CONVERSION.

THANK YOU!

[Rhinebeck Bank Logo]

This notice is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus and when accompanied by a stock order form. The shares of common stock are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

BANK STATEMENT ENCLOSURE - VOTE REMINDER SLIP - (Optional)

You may have received a large white envelope containing a Proxy Card to be used to vote on our organization’s plan of conversion and reorganization. If you have more than one eligible account, you may receive multiple packages. Please open each package and vote all the Proxy Cards received. If you have questions about voting, call our Information Center, at (___) ___-____, Monday through Friday, between 10:00 a.m. and 4:00 p.m., Eastern time.

[Rhinebeck Bank Logo]

BANK WEBSITE VOTE REMINDER NOTICE – (Optional)

HAVE YOU VOTED YET?

YOUR VOTE IS IMPORTANT!

Eligible depositors as of __________, 2026 were mailed Proxy Card(s) and other materials requesting them to cast votes regarding our plan of conversion and reorganization (the “plan of conversion”).

If you received Proxy Cards but have not voted, please vote by mail, or by following the Internet or telephone voting instructions on the Proxy Card. We hope that you will vote “FOR” the approval of the plan of conversion as recommended by our board of trustees and boards of directors. If you have questions about voting, please call our Information Center, toll-free, at (___) ___-____, Monday through Friday, between 10:00 a.m. and 4:00 p.m., Eastern time. Our Information Center is closed on bank holidays.

BANK WEBSITE VOTING LINK – (Optional)

HAVE YOU VOTED YET?

Eligible depositors as of __________, 2026 were mailed Proxy Card(s) and other materials requesting them to cast votes regarding our plan of conversion and reorganization. If you have not yet voted, a quick way to do so is to click on the link below. This will lead you to a confidential voting site.

DEPOSITORS VOTE HERE NOW myproxyvotecounts.com

Thank you for taking a few minutes to cast your vote online. Have your Proxy Card(s) in hand so that you can enter online the 12 digit control number printed on your Proxy Card(s).

Our stockholders as of _________, 2026 were mailed Proxy Card(s) and other materials or notified through email through their brokerage account to cast votes regarding our Plan of Conversion and Reorganization and other items requiring your vote. If you have not yet voted, a quick way to do so is to click on the link below. This will link you to a confidential voting site.

STOCKHOLDERS VOTE HERE NOW ____________.com

EMAIL VOTE REMINDER – (Optional)

(Email reminder is sent after the initial mailing, but before most eligible depositors have discarded materials)

HAVE YOU VOTED YOUR PROXY CARDS?

YOUR VOTE IS IMPORTANT TO US!

As an eligible depositor as of __________, 2026, you recently were sent a large white envelope containing proxy materials requesting your vote on our plan of conversion and reorganization (the “plan of conversion”).

If you have not yet voted, please promptly vote each Proxy Card you received. None are duplicates! Below the Proxy Card are instructions to vote by telephone, Internet or by mail.

Without sufficient favorable votes, we cannot implement the plan of conversion. NOT VOTING HAS THE SAME EFFECT AS VOTING "AGAINST" THE PLAN OF CONVERSION.

Do you have questions?

Please call our Information Center, at (___) ___-____, Monday through Friday, between 10:00 a.m. and 4:00 p.m., Eastern time.

We appreciate your participation.

{Rhinebeck Bank Logo}

RECORDED MESSAGE TO HIGH VOTE DEPOSITORS

(This automatic dial message, meant to encourage eligible depositors to open offering/proxy packages, will be used one time - immediately after the initial packages are mailed)

“Hello - This is Matthew Smith, President & Chief Executive Officer of Rhinebeck Bank calling with a quick message. Within the next few days, you should expect to receive from us one or more packages about our conversion, offering and related materials. These materials requests your vote on items of importance to our bank and our valued depositors. Please help us by opening each package you receive and voting PROMPTLY. The materials will include a phone number to call if you have questions.

Thank you for voting. We appreciate your business and look forward to continuing to serve you as a depositor of Rhinebeck Bank.”

TOMBSTONE NEWSPAPER ADVERTISEMENT- (Optional)

[Newspaper ads may be appropriate for some, not all, market areas]

RHINEBECK BANCORP, INC. [LOGO]

Holding Company for Rhinebeck Bank

UP TO 8,912,500 SHARES

COMMON STOCK

$10.00 Per Share

Purchase Price

Rhinebeck Bancorp, Inc. is conducting an offering of its common stock. Shares may be purchased directly from Rhinebeck Bancorp, Inc., without sales commission, during the offering period.

This offering expires at 2:00 p.m., Eastern time, on __________, 2026.

To receive a copy of the Prospectus and Stock Order Form,

call our Stock Information Center , at (___) ___-____,

between 10:00 a.m. and 4:00 p.m., Eastern time, Monday through Friday.

Our Stock Information Center is closed on bank holidays.

This advertisement is neither an offer to sell nor a solicitation of an offer to buy shares of common stock. The offer is made only by the Prospectus and when accompanied by a stock order form. These securities are not deposits or savings accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.